Exhibit 99.1

Kubient Announces Exercise of Overallotment Option and Closing of Initial Public Offering

NEW YORK -- August 14, 2020 -- Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient” or the “Company”), a cloud-based software platform for digital advertising, today announced the closing of its initial public offering of 2,500,000 units at a price of $5.00 per unit and partial exercise of the overallotment option for additional warrants to purchase 375,000 shares of common stock.

Each unit consisted of one share of Common Stock and one Warrant to purchase one share of Common Stock. The Warrants are exercisable immediately, expire five years from the date of issuance and have an exercise price of $5.50 per share. The Common Stock and Warrants began trading on the Nasdaq Capital Market on August 12, 2020, under the symbols “KBNT” and “KBNTW,” respectively.

Kubient received gross proceeds of approximately $12.5 million, before deducting underwriting discounts and commissions and other estimated offering expenses.

Maxim Group LLC and Joseph Gunnar & Co., LLC acted as co-book-running managers for the offering. The Benchmark Company, LLC acted as co-manager for the offering.

The offering was made only by means of a prospectus. Copies of the final prospectus relating to the offering may be obtained, when available, from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, any security in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Kubient

Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Cloud is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Cloud is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Kubient Investor Relations

Gateway Investor Relations

Matt Glover and Tom Colton

T: 949-574-3860

Kubient@gatewayir.com